Exhibit 3.1

CERTIFICATE OF ELIMINATION

OF

SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK,

SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK,

SERIES C CONVERTIBLE PARTICIPATING PREFERRED STOCK

AND

SERIES D PARTICIPATING PREFERRED STOCK

OF

BLACKROCK, INC.

OCTOBER 6, 2020

Pursuant to Section 151(g) of the General

Corporation Law of the State of Delaware

BlackRock, Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

First: Pursuant to the authority vested in the Board of Directors of the Corporation (the “Board”) by the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Board previously adopted resolutions creating and authorizing the following series of preferred stock:

(i)    20,000,000 shares of Series A Convertible Participating Preferred Stock (the “Series A Preferred Stock”), subject to the Certificate of the Designations, Powers, Preferences and Rights of Series A Convertible Participating Preferred Stock (the “Series A Certificate of Designations”), as filed with the Secretary of State of the State of Delaware on September 27, 2006;

(ii)    150,000,000 shares of Series B Convertible Participating Preferred Stock (the “Series B Preferred Stock”), subject to the Certificate of the Designations, Powers, Preferences and Rights of Series B Convertible Participating Preferred Stock (the “Series B Certificate of Designations”), as filed with the Secretary of State of the State of Delaware on February 26, 2009;

(iii)    6,000,000 shares of Series C Convertible Participating Preferred Stock (the “Series C Preferred Stock”), subject to the Certificate of the Designations, Powers, Preferences and Rights of Series C Convertible Participating Preferred Stock (the “Series C Certificate of Designations”), as filed with the Secretary of State of the State of Delaware on February 26, 2009; and

(iv)    20,000,000 shares of Series D Participating Preferred Stock (the “Series D Preferred Stock”), subject to the Certificate of the Designations, Powers, Preferences and Rights of Series D Participating Preferred Stock (the “Series D Certificate of Designations” and, together with the Series A Certificate of Designations, Series B Certificate of Designations and Series C Certificate of Designations, the “Certificates of Designations”), as filed with the Secretary of State of the State of Delaware on December 1, 2009.

Second: None of the authorized shares of the Series A Preferred Stock are outstanding and none will be issued pursuant to the Series A Certificate of Designations; none of the authorized shares of the Series B Preferred Stock are outstanding and none will be issued pursuant to the Series B Certificate of Designations; none of the authorized shares of the Series C Preferred Stock are outstanding and none will be issued pursuant to the Series C Certificate of Designations; and none of the authorized shares of the Series D Preferred Stock are outstanding and none will be issued pursuant to the Series D Certificate of Designations.

Third: Pursuant to the authority conferred upon the Board pursuant to the Certificate of Incorporation, the Board adopted resolutions on September 30, 2020, approving the elimination of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as set forth herein:

RESOLVED, that none of the authorized shares of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are outstanding and none will be issued pursuant to the Certificates of Designations;

RESOLVED, that, upon filing the Certificate of Elimination with the Secretary of State of the State of Delaware, all matters set forth in the Certificates of Designations shall be eliminated from the Certificate of Incorporation with respect to each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock; and

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver to the Secretary of State of the State of Delaware the Certificate of Elimination as required by the General Corporation Law of the State of Delaware (the “DGCL”) in order to effect the cancellation and elimination of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, and any and all documents required to be filed therewith.

Fourth: In accordance with Section 151(g) of the DGCL, the Certificate of Incorporation as effective immediately prior to the filing of this Certificate of Elimination is hereby amended to eliminate all references to each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

[Signature page follows.]

IN WITNESS WHEREOF, BlackRock, Inc. has caused this Certificate of Elimination to be duly executed in its corporate name as of the date first written above.

BLACKROCK, INC.

By:	/s/ R. Andrew Dickson III
Name: R. Andrew Dickson III
Title: Corporate Secretary

[Signature Page to the Certificate of Elimination]